Exhibit 21

SUBSIDIARIES OF SP PLUS CORPORATION

CORPORATE ENTITIES	JURISDICTION
Central Parking Corporation	Tennessee
SP Plus Security Services, Inc.	Delaware
Gameday Management (UK) Limited	UK (England and Wales)
Standard Auto Park, Inc.	Illinois
Standard Parking Corporation IL	Delaware
SP Plus Corporation Canada	Canada
SP Plus Corporation du Canada	Quebec, Canada
SP Plus Security Canada, Ltd.	Canada
SP Plus Property Management, Inc.	Delaware
SP Plus Logistics, Inc.	Delaware
Expert Parking, Inc.	Pennsylvania
Expert Parking Management, Inc.	Pennsylvania
CPC Propco, LLC	Delaware
Kinney Parking, LLC	Delaware
Central Parking System of Indiana, Inc.	Indiana
11 East Franklin Street Business Trust	Maryland
301 East Saratoga Street Business Trust	Maryland
305 Guilford Avenue Business Trust	Maryland
National Garages, Incorporated	Michigan
Allright Carpark, Inc.	Missouri
Central Parking System of Nebraska, Inc.	Nebraska
Allright New York Parking, Inc.	New York
Kinney-Civic Center, Inc.	New York
Kinney West 83rd St., Inc.	New York
Slate Parking Corp.	New York
Central Parking System, Inc.	Tennessee
Central Parking System – Airport Services, Inc.	Tennessee
Central Parking System of Connecticut, Inc.	Tennessee
Central Parking of Florida, Inc.	Tennessee
Central Parking System of Georgia, Inc.	Tennessee
Central Parking System of Maryland, Inc.	Tennessee
Central Parking System of New York, Inc.	Tennessee
Central Parking System of North Carolina, Inc.	Tennessee
Central Parking System of Ohio, Inc.	Tennessee
Central Parking System of Pennsylvania, Inc.	Tennessee
Central Parking System of Puerto Rico	Tennessee
Central Parking System of Washington, Inc.	Tennessee
Central Parking System of New York, Inc.	Tennessee
CPS of the Northeast, Inc.	Tennessee
Parking Facility System, Inc.	Tennessee
Transportation Services USA, Inc.	Tennessee
USA Parking System, Inc.	Tennessee
Central Parking System of Texas, Inc.	Texas
Central Parking System of Virginia, Inc.	Washington District of Columbia
CPC NY 138 East 50th MB, Inc.	Delaware
CPC NY 332 West 44th MB, Inc.	Delaware
CPC NY 429 West 36th MB, Inc.	Delaware
CPC NY 12 West 48th MB, Inc.	Delaware
CPC NY 155 West 48th MB, Inc.	Delaware
CPC NY 125 West 58th MB, Inc.	Delaware
CPC NY 445 East 63rd MB, Inc.	Delaware
CPC NY 301 East 69th MB, Inc.	Delaware
CPC NY 222 Riverside MB, Inc.	Delaware
CPC NY 58 Mortimer MB, Inc.	Delaware

CORPORATE ENTITIES	JURISDICTION
CPC NY 61 East Avenue MB, Inc.	Delaware
Universal Parking, Inc.	Arizona
KCPC Holdings, Inc.	Delaware
KCPC Intermediate Holdings, Inc.	Delaware

LLCs and PARTNERSHIPS	JURISDICTION
APCOA LaSalle Parking Company, LLC	Louisiana
APCOA Bradley Parking Company, LLC	Connecticut
Parking Data Ventures, LLC	Delaware
Bradley Airport Parking, LP	Delaware
Central Parking System of Alabama, Inc.	Alabama
Central Parking System of Arkansas, Inc.	Arkansas
Allright Corporation	Delaware
CPS Finance, Inc.	Delaware
Kinney System, Inc.	Delaware
Parking System, LLC	Tennessee
CPS Airport Development, L.L.C.	Louisiana
Park One of Louisiana, LLC	Louisiana
Black Angus, LLC	New York
Central Parking Purchasing, LLC	Tennessee
Central Parking Remote Management, LLC	Tennessee
Central Parking System of Kentucky, LLC	Tennessee
Central Parking System of Louisiana, LLC	Tennessee
Central Parking System of Mississippi, LLC	Tennessee
Central Parking System of Missouri, LLC	Tennessee
Central Parking System of New Jersey, LLC	Tennessee
Central Parking System of Oklahoma, LLC	Tennessee
Central Parking System of Rhode Island, LLC	Tennessee
Central Parking System of Tennessee, LLC	Tennessee
Central Parking System of Wisconsin, LLC	Tennessee
Kinney – 9th Street, LLC	Tennessee
Kinney Parking System, LLC	Tennessee
Stop-Park Garage, LLC	Tennessee
CPC MB, LLC	Delaware
CPC Realty, LLC	Delaware
CPC NY 138 East 50th Realty, LLC	Delaware
CPC NY 332 West 44th Realty, LLC	Delaware
CPC NY 429 West 36th Realty, LLC	Delaware
CPC NY 12 West 48th Realty, LLC	Delaware
CPC NY 155 West 48th Realty, LLC	Delaware
CPC NY 135 East 47th Realty, LLC	Delaware
Central Parking System Midwest, LLC	Tennessee